Exhibit 99.1

Station Casinos Announces Fourth Quarter Results

LAS VEGAS--(BUSINESS WIRE)--March 31, 2010--Station Casinos, Inc. ("Station" or the “Company") today announced the results of its operations for the fourth quarter ended December 31, 2009.

Results of Operations

The Company's net revenues for the fourth quarter ending December 31, 2009, were approximately $256.5 million, a decrease of 11.5% compared to the prior year's fourth quarter. The Company reported Adjusted EBITDA for the quarter of $71.0 million, a decrease of 27.3% compared to the prior year's fourth quarter. For the fourth quarter, the Company reported a net loss of $1.13 billion as compared to a net loss of $3.19 billion in the prior year’s fourth quarter.

In connection with the Chapter 11 case to reorganize, the company recorded net reorganization items of $5.2 million in the fourth quarter. These reorganization items represent professional fees and other costs incurred as a direct result of the Chapter 11 cases of $18.4 million, partially offset by an adjustment of swap carrying values of $13.2 million.

In addition, during the fourth quarter, the Company incurred $1.29 billion in write-downs and other charges, which included non-cash impairment charges to write down certain portions of our goodwill, intangible assets, investments in joint ventures, land held for development, and property and equipment to their fair value, lease termination expenses, losses on asset disposals, a reserve for a note receivable from an unconsolidated affiliate, and severance expense. The Company also incurred $125.1 million of write-downs and other charges, net at its 50% owned joint ventures, $0.5 million in costs to develop new gaming opportunities, $3.1 million of expense related to equity-based awards, $1.7 million of preopening expenses including preopening expenses of its joint ventures, and a gain of $0.4 million related to its deferred compensation plan.

The Company’s fourth quarter earnings from its Green Valley Ranch joint venture were $2.1 million, which represents a combination of the Company's management fee plus 50% of Green Valley Ranch’s operating income. For the fourth quarter, Green Valley Ranch generated Adjusted EBITDA before management fees of $8.8 million, a decrease of 44.2% compared to the same period in the prior year. Green Valley Ranch reported a net loss of $2.6 million for the fourth quarter as compared to a net loss of $23.2 million in the same period in the prior year.

Las Vegas Market Results

For the fourth quarter, net revenues from the Major Las Vegas Operations, excluding Green Valley Ranch and Aliante Station, were $234.0 million, a 10.8% decrease compared to the prior year’s fourth quarter, while Adjusted EBITDA from those operations decreased 17.8% to $67.2 million from $81.8 million in the same period in the prior year. The Major Las Vegas Operations reported a net loss of $272.8 million for the fourth quarter as compared to a net loss of $1.22 billion in the same period in the prior year.

Adjusted EBITDA is not a generally accepted accounting principle (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. EBITDA and Adjusted EBITDA are further defined in footnote 1.

Balance Sheet and Capital Expenditures

Long-term debt was $5.92 billion as of December 31, 2009, of which $5.67 billion was classified as liabilities subject to compromise. Total capital expenditures were $15.0 million for the fourth quarter which consisted primarily of maintenance capital purchases and other projects. Equity contributions to joint ventures during the fourth quarter were $3.2 million.

Company Information and Forward Looking Statements

Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Wildfire Boulder, Gold Rush Casino and Lake Mead Casino in Henderson, Nevada. Station also owns a 50% interest in Green Valley Ranch Station Casino, Barley's Casino & Brewing Company, The Greens and Wildfire Lanes in Henderson, Nevada, a 50% interest in Aliante Station Casino + Hotel in North Las Vegas, Nevada and a 6.7% interest in the joint venture that owns the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, the ability to effect a successful restructuring; the impact of the bankruptcy filing on our operations; our ability to finance operations and expenses associated with the pending bankruptcy proceeding; the impact of the substantial indebtedness incurred to finance the consummation of the going private transaction in November 2007; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2009, and its Registration Statement on Form S-3ASR File No. 333-134936. All forward-looking statements are based on the Company’s current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Development of the proposed gaming and entertainment projects with the Gun Lake Tribe, the Federated Indians of Graton Rancheria, the Mechoopda Indian Tribe of Chico Rancheria and the North Fork Rancheria of Mono Indians and the operation of Class III gaming at each of the projects is subject to certain governmental and regulatory approvals, including, but not limited to, approval of state gaming compacts with the State of Michigan or the State of California, the Department of the Interior completing the process of taking land into trust for the benefit of the tribes and approval of the management agreements by the National Indian Gaming Commission. No assurances can be given as to when, or if, these governmental and regulatory approvals will be received.

(1) EBITDA, earnings before interest, taxes, depreciation and amortization, is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. The Company has traditionally adjusted EBITDA when evaluating its own operating performance because it believes that the inclusion or exclusion of certain non-cash recurring and non-recurring items is necessary to present the most accurate measure of its principal operating results and as a means to assess results period over period. The Company refers to the financial measure that adjusts for these items as Adjusted EBITDA. The Company believes, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Adjusted EBITDA is a useful financial performance measurement for assessing the operating performance of the Company and is used by management in making financial and operational decisions. In this regard, Adjusted EBITDA is a key metric used by the Company in its individual property budgeting process, when calculating returns on investment on existing and proposed projects and in the evaluation of incentive compensation related to property management. Adjusted EBITDA consists of net income (loss) plus income tax (provision) benefit, interest and other expense, net, write-downs and other charges, net, preopening expenses, equity-based compensation expense, management agreement/lease termination costs, other non-recurring and non-cash costs, depreciation, amortization and development expense. The Company has historically reported this measure and management believes that the continued inclusion of Adjusted EBITDA provides the consistency in our financial reporting required by our stakeholders. In addition, management believes that our debt stakeholders use Adjusted EBITDA as an appropriate financial measure in determining the value of their investment. To evaluate Adjusted EBITDA and the trends it depicts, the components should be considered. The impact of income tax (provision) benefit, interest and other expense, net, write-downs and other charges, net, preopening expenses, equity-based compensation expense, management agreement/lease termination costs, other non-recurring and non-cash costs, depreciation, amortization and development expense, each of which can significantly affect the Company’s results of operations and liquidity and should be considered in evaluating the Company’s operating performance, cannot be determined from EBITDA. Adjusted EBITDA is used in addition to and in conjunction with GAAP measures and should not be considered as an alternative to net income (loss), or any other GAAP operating performance measure.

To compensate for the inherent limitations of the disclosure of Adjusted EBITDA, the Company provides relevant disclosure of its depreciation and amortization, interest and income taxes, capital expenditures and other items in its reconciliations to GAAP financial measures and consolidated financial statements, all of which should be considered when evaluating the Company’s performance. In addition, it should be noted that not all gaming companies that report Adjusted EBITDA or adjustments to such measures may calculate Adjusted EBITDA or such adjustments in the same manner as the Company, and therefore, the Company’s measure of Adjusted EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of Adjusted EBITDA to EBITDA to net income (loss) is included in the financial schedules accompanying this release.

Station Casinos, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Operating revenues:
Casino	$188,752	$206,448	$764,639	$918,120
Food and beverage	40,089	52,134	189,917	228,858
Room	18,854	22,940	82,282	105,718
Other	15,417	15,367	64,732	73,745
Management fees	12,904	16,566	52,447	72,405
Gross revenues	276,016	313,455	1,154,017	1,398,846
Promotional allowances	(19,501)	(23,691)	(91,868)	(100,695)
Net revenues	256,515	289,764	1,062,149	1,298,151

Operating costs and expenses:
Casino	79,653	84,581	324,373	361,255
Food and beverage	26,025	34,303	116,932	153,018
Room	8,264	9,343	34,182	40,029
Other	4,892	4,694	20,121	27,774
Selling, general and administrative	59,894	58,512	229,200	250,614
Corporate	7,374	9,027	33,018	36,029
Development	523	1,340	6,261	3,398
Depreciation and amortization	47,251	56,110	207,180	226,816
Preopening	1,645	2,086	5,753	10,198
Write-downs and other charges, net	1,285,694	3,398,910	1,297,668	3,405,872
	1,521,215	3,658,906	2,274,688	4,515,003

Operating loss	(1,264,700)	(3,369,142)	(1,212,539)	(3,216,852)
(Loss) earnings from joint ventures	(126,788)	(435)	(127,643)	17,020
Operating loss and (loss) earnings from joint ventures	(1,391,488)	(3,369,577)	(1,340,182)	(3,199,832)

Other expense:
Interest expense, net	(35,286)	(97,458)	(276,591)	(379,313)
Interest and other expense from joint ventures	(7,033)	(23,122)	(40,802)	(47,643)
Change in fair value of derivative instruments	(11,331)	(45,970)	23,729	(23,057)
Gain on early retirement of debt	-	-	40,348	-
	(53,650)	(166,550)	(253,316)	(450,013)

Loss before income taxes and reorganization items	(1,445,138)	(3,536,127)	(1,593,498)	(3,649,845)
Reorganization items	(5,236)	-	(375,888)	-
Loss before income taxes	(1,450,374)	(3,536,127)	(1,969,386)	(3,649,845)
Income tax benefit	325,300	343,336	289,872	381,345
Net loss	$(1,125,074)	$(3,192,791)	$(1,679,514)	$(3,268,500)

Station Casinos, Inc.
Summary Information and
Reconciliation of Net Loss to EBITDA to Adjusted EBITDA
(amounts in thousands, except occupancy percentage and ADR)
(unaudited)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2009	2008	2009	2008
	Major Las Vegas Operations (a):
	Net revenues	$233,958	$262,342	$970,521	$1,176,394

	Net loss	$(272,837)	$(1,220,220)	$(318,939)	$(1,217,515)
	Income tax benefit	(146,912)	(611,927)	(171,736)	(610,926)
	Interest and other expense, net	6,026	6,727	25,223	29,283
	Depreciation and amortization	25,661	27,692	102,834	120,482
	EBITDA	(388,062)	(1,797,728)	(362,618)	(1,678,676)
	Rent expense (b)	62,362	62,362	249,450	249,450
	Asset impairments and write-downs and other charges, net	392,138	1,816,567	394,327	1,818,330
	Equity-based compensation expense	726	437	1,851	2,308
	Other non-recurring costs	-	-	-	946
	Preopening expenses	82	140	82	140
	Adjusted EBITDA	$67,246	$81,778	$283,092	$392,498

	Green Valley Ranch (50% owned):
	Net revenues	$40,375	$60,313	$182,751	$244,964

	Net loss	$(2,579)	$(23,199)	$(17,542)	$(23,194)
	Interest and other expense, net	5,391	32,276	43,681	80,001
	Depreciation and amortization	5,744	6,308	23,077	25,265
	EBITDA	8,556	15,385	49,216	82,072
	Write-downs and other charges, net	242	21	698	240
	Loss on early retirement of debt	-	344	-	466
	Equity-based compensation expense	-	3	-	37
	Other non-recurring costs	-	-	-	134
	Adjusted EBITDA	$8,798	$15,753	$49,914	$82,949

	Major Las Vegas Operations including Green Valley Ranch:
	Net revenues	$274,333	$322,655	$1,153,272	$1,421,358

	Net loss	$(275,416)	$(1,243,419)	$(336,481)	$(1,240,709)
	Income tax benefit	(146,912)	(611,927)	(171,736)	(610,926)
	Interest and other expense, net	11,417	39,003	68,904	109,284
	Depreciation and amortization	31,405	34,000	125,911	145,747
	EBITDA	(379,506)	(1,782,343)	(313,402)	(1,596,604)
	Rent expense (b)	62,362	62,362	249,450	249,450
	Write-downs and other charges, net	392,380	1,816,588	395,025	1,818,670
	Loss on early retirement of debt	-	344	-	466
	Equity-based compensation expense	726	440	1,851	2,345
	Other non-recurring costs	-	-	-	1,080
	Preopening expenses	82	140	82	140
	Adjusted EBITDA	$76,044	$97,531	$333,006	$475,547

	Total Station Casinos, Inc. (c):
	Net loss	$(1,125,074)	$(3,192,791)	$(1,679,514)	$(3,268,500)
	Income tax benefit	(325,299)	(343,336)	(289,871)	(381,345)
	Interest and other expense, net	53,650	166,550	293,664	450,013
	Gain on early retirement of debt	-	-	(40,348)	-
	Depreciation and amortization	47,251	56,110	207,180	226,816
	EBITDA	(1,349,472)	(3,313,467)	(1,508,889)	(2,973,016)
	Write-downs and other charges, net	1,285,694	3,398,910	1,297,668	3,405,872
	Write-downs and other charges, net at joint ventures (50%)	125,113	(4)	125,817	3
	Development expense	523	1,340	6,261	3,398
	Preopening expenses	1,645	2,086	5,753	10,198
	Preopening expenses at joint ventures (50%)	39	4,283	75	7,289
	Equity-based compensation expense	3,086	3,531	10,649	10,662
	Depreciation and amortization of investments in joint ventures	48	305	136	2,822
	Other non-recurring costs	(430)	632	(2,162)	2,030
	Reorganization items, net	5,236	-	375,888	-
	Executive buyout at Thunder Valley (24%)	-	-	930	-
	Thunder Valley development fee	(500)	-	(2,500)	-
	Referendum expense at Thunder Valley (24%)	-	-	-	1,560
	Adjusted EBITDA	$70,982	$97,616	$309,626	$470,818

	Occupancy percentage	78%	83%	83%	88%
	ADR	$67	$76	$67	$85

(a)	Includes the wholly-owned properties of Red Rock, Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

(b)	Rent expense refers to intercompany rent expense paid by the CMBS properties to another consolidated entity. Because this expense is eliminated upon consolidation, it has been excluded from Adjusted EBITDA in the Major Las Vegas Operations table.

(c)

Includes the Major Las Vegas Operations, Wild Wild West, Wildfire Rancho, Wildfire Boulder, Gold Rush, Lake Mead Casino, the Company's earnings from joint ventures, management fees and corporate expense.

CONTACT:
Station Casinos, Inc.
Thomas M. Friel, 800-544-2411 or 702-495-4210
Executive Vice President, Chief Accounting Officer and Treasurer
Lori B. Nelson, 800-544-2411 or 702-495-4248
Director of Corporate Communications